              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK)

                         ASIA MEDIA COMMUNICATIONS, LTD.

     We the undersigned, Edward J. Tobin, President and Steven A. Saide, Secretary of Asia Media Communications, Ltd. do hereby certify:

     That the Board of Directors of said corporation by Unanimous Written Consent of the Board of Directors dated January 11, 1999, adopted a resolution to amend the original articles as follows:

     Article FOURTH is hereby amended to read as follows:

          "FOURTH: That the total number of shares of voting common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a par value of One Cent ($0.01) per share and no other class of stock shall be authorized. Said shares of stock with a par value of ONE CENT ($0.01) per share may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors. Each 100 shares of common stock outstanding, at 9:00 a.m. February 23, 1999 shall be deemed to be one share of common stock of the Corporation, par value ONE CENT ($0.01) per share."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,535,586 shares of Common Stock; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                            /s/ Edward J. Tobin
                                            ------------------------------------
                                            Edward J. Tobin, President

                                            /s/ Steven A. Saide
                                            ------------------------------------
                                            Steven A. Saide, Secretary

STATE OF NEW YORK      )
                       )  ss.
COUNTY OF NEW YORK     )

     On February 19, 1999, personally appeared before me, a Notary Public, Steven A. Saide who acknowledged that they executed the above instrument.


                                                /s/ Karen Johnson
                                               --------------------------------
                                                Signature of Notary


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STATE OF NEW YORK     )
                      )   ss.
COUNTY OF NEW YORK    )

     On February 19, 1999, personally appeared before me, a Notary Public, Edward J. Tobin, who acknowledged that he executed the above instrument.


                                                /s/ Steven A. Saide
                                               --------------------------------
                                                Signature of Notary


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